Exhibit 99.1

SITO Mobile, Ltd. Appoints Jonathan Bond Chairman of the Board

JERSEY CITY, N.J., August 9, 2018 – SITO Mobile, Ltd. (NASDAQ: SITO) (“SITO” or the “Company”), an insights-driven consumer behavior and location sciences company, announced today that board member Jonathan Bond was appointed as the Company’s Chairman of the Board.

Mr. Bond brings a wealth of experience in building and managing high-growth marketing and advertising services organizations and businesses, providing additional perspective to the Board’s mission to further position and grow SITO as a catalyst for business transformation and growth through the power of its mobile location data and marketing optimization services.

“I am honored to have been appointed as Chairman by my fellow SITO Board members and am excited to help the company grow its industry-leading location data technology and service offerings,” said Mr. Bond. SITO CEO Tom Pallack stated, “We eagerly look forward to a new era of success with Jon Bond’s advice and counsel as our new Chairman.”

Jonathan Bond is the Chief Tomorrist at Tomorro and a recognized thought leader and entrepreneur in the advertising and marketing industry. He has developed several significant companies and marketing concepts over his 30-year career, including past board, advisory and investor roles at Sonobi, Storylines Cruises, White Ops, Data Xu, Crimson Hexagon and Kinin wellness pods. Mr. Bond is the former CEO of Big Fuel, a leading social media agency (now owned by Publicis) and the co-founder and CEO of Kirshenbaum Bond and Partners (now part of MDC) (“KBP”).  While at KBP, Mr. Bond was voted number 4 by Adweek's Executive of the Decade (2010).   KBP was named agency of the year in 2008 and launched one of the industry's first trading desks, Varick Media Management. In addition, Mr. Bond co-founded and sold iballs, one of the first online media agencies, to Microsoft in 2000.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and the reports we file with the Securities and Exchange Commission, or the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations:
Rob Fink
Hayden IR
Phone: 646.415.8972
Email: SITO@haydenir.com

SITO Communications:
Bruce H. Rogers
Head of Marketing and Communications
Phone: 917-783-8159
Email:bruce.rogers@sitomobile.com